UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 24, 2022
Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

As further described below, the Company (as defined below) estimates it will incur $1.3 - $1.6 billion of pre-tax restructuring charges in Q3 2022.

Item 2.05.    Costs Associated with Exit or Disposal Activities

As previously announced, on April 8, 2022, Warner Bros. Discovery Inc. (the “Company”), formerly known as Discovery Inc., completed its acquisition of the WarnerMedia business of AT&T Inc. In connection with the completion of the acquisition, management has announced and has taken actions to implement projects to achieve significant cost synergies for the Company.

As part of its plan to achieve significant cost synergies, in Q3 2022, the Company finalized the framework supporting its ongoing restructuring and transformation initiatives which will include, among other things, strategic content programming assessments, organization restructuring, facility consolidation activities and other contract termination costs.

The Company estimates it will incur approximately $3.2 – $4.3 billion in pre-tax restructuring charges comprised of:

•Strategic content programming assessments, leading to content impairment and development write-offs, of approximately $2.0 – $2.5 billion;

•Organization restructuring costs, including severance, retention, relocation, and other related costs: $800 million – $1.1 billion; and

•Facility consolidation activities and other contract termination costs: $400 – $700 million.

Of the total amounts above, the estimated cash expenditures from the organization restructuring, facility consolidation activities and other contract termination costs will be in the range of approximately $1.0 – $1.5 billion.

The Company incurred $1.0 billion of pre-tax restructuring charges in Q2 2022 and estimates $1.3 – $1.6 billion of additional pre-tax restructurings charges, primarily attributable to content, in Q3 2022. While the Company’s restructuring efforts are ongoing, including the strategic analysis of content programming which could result in additional impairments above the estimate provided above, the restructuring initiatives are expected to be substantially completed by the end of 2024.

The Company intends to treat charges related to restructuring initiatives as items impacting comparability of results. The estimated charges and costs noted above are subject to a number of assumptions. Actual results may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Cautionary Note Regarding Forward-Looking Statements” below.

Cautionary Note Regarding Forward-Looking Statements
Information set forth in this filing contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. Warner Bros. Discovery’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's

2021 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2022, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 26,
2022, in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 5, 2022 and its subsequent filings made with the SEC. Forward-looking statements include statements regarding Warner Bros. Discovery’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, Warner Bros. Discovery’s plans, objectives, expectations and intentions, targets and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Warner Bros. Discovery’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.    Financial Statements and Exhibits

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: October 24, 2022	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer